Exhibit 23
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10679) of Olympic Steel, Inc. of our report dated March 14, 2008, relating to the financial statements, and the effectiveness of internal control over financial reporting of Olympic Steel, Inc. which appears in Olympic Steel, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
PricewaterhouseCoopers LLP
Cleveland, Ohio
March 14, 2008